CIK 0002035567
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933

Entrex Production and Installation Company, Inc.
 2436 N Federal HWY PMB 276
Lighthouse PT, FL 33064
Telephone:  (561) 465-7454
CIK 0002035567

6199

 99-4553256
(Primary Standard Industrial
Classification Code Number)

(I.R.S. Employer
Identification Number)

Entrex Production and Installation Company, Inc.

Maximum combined offering of $19,999,999 consisting of Class ?A? Common Stock [Quantity of Shares to be
Determined at Qualification]

Entrex Production and Installation Company, Inc. (?EPIC?, ?Entrex? or the ?Company?) is offering a combined maximum amount of $19,999,999 of Class ?A? Common Stock (?Stock? or ?Shares on a ?no minimum/best efforts? basis (the ?Offering?). The Offering will terminate on the earlier of 12 months from the date this Offering
Circular is qualified for sale by the Securities Exchange Commission (?SEC?) (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of shares of Class ?A? common stock [quantity to be determined at time of qualification of the Regulation
A (?RegA?) offering] at the fixed price of $ [shares to be priced at time of qualification of the Reg A offering] per share for a total offering amount up to $19,999,999. The Company intends to file ongoing ?current information? as that term is defined by the Securities Act, in order to continue to trade publicly and to remain current in its required periodic filings. This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering.

The Entrex Production and Installation Company?s mission is to buy fully assembled and operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. EPIC's innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets. Additionally, Entrex
Carbon Market focuses on the potential securitization of debt/equity for EPIC and the sale of securitized carbon offsets, positioning the organization to leverage both environmental and financial markets.

This Offering is being conducted on a ?best efforts? basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.



Price to
public


Underwriting
discount or
commissions1


Proceeds to
Issuer2


Proceeds to
other
persons

Per
Share/Unit

$
TBD


$
0


$
TBD


$
0

Total
Minimum

$
0


$
0


$
0


$
0

Total
Maximum

$
TBD


$
1,999,999


$
18,000,000


$
0



Footnotes to table:
1.	The Company is offering the Shares in this
non-public offering on a ?best efforts? basis solely through the
Company?s officers and directors. The Company?s o fficers and directors are not entitled to receive any discounts or commissions for selling such Shares, but may be reimbursed for reasonable expenses they incur, if any.

2.	If the Offering is consummated and all Shares offered
are hereby sold, the gross proceeds from the sale of those Shares at $[to be priced at time of qualification of the Reg A offering] would be $19,999,999 and the net proceeds would be approximately $19,949,999, after giving effect to estimated expenses in connection with the Offering of approximately $50,000, including, but not limited to, printing and copying costs, legal fees, accounting fees, filing fees, postage, and other miscellaneous costs and expenses, including meeting expenses. Notwithstanding the foregoing, the Company can provide no assurances as to the total number of Shares that may be sold or the amount of expenses to be paid.

For further information about the Stock being sold in this Offering please see the section named The Offering on page 3 below and the section named Terms of the Offering on page 10 below.

This Offering is made pursuant to Tier 1 of Regulation A+ of the Securities Act of 1933.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING,
PLEASE REVIEW
THE ?RISK FACTORS? ON PAGES 3 THROUGH 6 OF BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS
 UPON THE
MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFEREED OR THE
TERMS OF THE
OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF
 ANY OFFERING
CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE
OFFERED
PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION;
HOWEVER,
THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE
?COMMISSION?), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proceeds from the Offering shall be released to the Company when received and no escrow shall be created for this offering. The Company will pay all of the expenses of the Offering.


THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN
PART II OF SEC FORM 1-A.
The estimated offering expenses of $50,000 include printing and copying costs of $3,000, legal fees of $40,000, accounting fees of $5,000, transfer agent fees of $1,000 and miscellaneous costs and expenses, including potential travel and entertainment expense for potential investor meetings.
 All of these expenses are estimates only and the actual offering expenses may be higher or lower than anticipated.
Once a subscriber?s subscription agreement has been received by the Company, it may not be revoked. All proceeds from the sale will be immediately provided to the Company.
ALL FUNDS SHALL BE RELEASED TO THE COMPANY AS THIS OFFERING IS SOLD.
NO MINIMUM
AMOUNT MUST BE RAISED BEFORE THE OFFERING IS CLOSED. THE PRINCIPAL
PURPOSE OF THIS
OFFERING IS TO FUND EPIC?S MINING ACQUISITION PROJECTS.
Possible subscribers should only rely on the information contained in this Offering Circular when making a decision to purchase the Shares. No one else is authorized to provide possible subscribers with different information. The Company is not offering to sell nor soliciting an offer to buy the Shares in any state or to any person where the offer or solicitation is prohibited.
PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN ATTORNEY, BUSINESS ADVISER AND TAX ADVISER AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THE SHARES.




ITEM 2. TABLE OF CONTENTS

SUMMARY
1
REGULATION A+
2
THE OFFERING
2
RISK FACTORS
3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
6
DILUTION
6
PLAN OF DISTRIBUTION
7
USE OF PROCEEDS
7
TERMS OF THE OFFERING
7
BUSINESS
8
DESCRIPTION OF PROPERTY
9
MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
9
DIRECTORS, EXECUTIVE OFFIDERS AND SIGNIFICANT EMPLOYEES
11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
12
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
13
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
   13
SECUITIES BEING OFFERED
13
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
14
ADDITIONAL INFORMATION
15





This summary highlights information contained elsewhere in this
 Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the ?Risk Factors?
section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to ?the Company,? ?we,? ?us? and ?our? refer to Entrex Production and Installation
Company, Inc.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain
all of the information that you should consider before deciding whether to invest in Shares or Redeemable Preferred
Stock. You should carefully read this entire offering circular, including the information under the heading ?Risk
Factors? and all information included in this offering circular.

Issuer.

Entrex Production and Installation Company, Inc. was incorporated in the
 State of Florida on August 15, 2024. Our principal executive offices are located at 150 East Palmetto Park Road, Suite 800, Boca Raton, FL 33432.

The Entrex Production and Installation Company?s mission is to buy operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. EPIC's innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets.

The company has four units to purchase which will have third party confirmed net income in the fourth quarter
2024. These units are the first facilities to be purchased of the 16 scheduled for delivery and ?Proof of Income?
confirmation in Q4 2024. The historical trailing twelve-month net income, as represented by the sellers, for the initial projects are:

 	    Facility 1: $105,000
	    Facility 2:	$200,363
	    Facility 3:	$449,000
           Facility 4:	$105,000

Capital needed for these projects is anticipated to be $3,500,000
A total of 300 sites has been contracted for delivery from three independent developers.

The company has arranged the buy-back of investor funds at an amount equal to two times (2x) invested fund
($7,000,000 for Facilities 1, 2, 3 and 4) through year end 2025 by a public entity (Entrex Carbon Market, Inc) through an executed purchase/sale agreement with a third party.

The Company is an ?emerging growth company,? as defined in the Jumpstart Our Business Startups Act of 2012
(the ?JOBS Act?). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an ?emerging growth company?, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:


?
Not being required to comply with the auditor attestation requirements in the assessment of our internal
control over financial reporting;


?
Not being required to comply with any requirement that may be adopted by the Public Company
Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors?
report providing additional information about the audit and the financial statements;


?
Reduced disclosure obligations regarding executive compensation; and


?
Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an ?emerging growth company? until as late as the f iscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.07 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds
$700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the ?Securities
Act?), for complying with new or revised accounting standards.
In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.


REGULATION A+

We are offering our Shares and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart
Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as ?Regulation A+.?
We are relying upon ?Tier 1? of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In addition to qualifying a Regulation A offering with the SEC, we must register or qualify the Tier 1 offering in any state in which we seek to offer or sell securities pursuant to Regulation A.

THE OFFERING

Class ?A? Common
Stock

We are offering shares of Class ?A? Common Stock [quantity and pricing to be determined at Reg A offering qualification].



Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately
$19,999,999 if all Shares are sold.









Repurchase of
Proceeds:

We plan to use the majority of the net proceeds from this offering to fund the acquisition of
mining operations and to support key EPIC projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-gene rating initiatives, as well as for working capital.

The company has arranged the buy-back of investor funds at an amount equal to two times
(2x) invested fund through year end 2025 by a public entity
(Entrex Carbon Market, Inc)
through an executed purchase/sale agreement.



Liquidity:

This is a Tier 1, Regulation A offering where the offered securities will not be listed on a
registered national securities exchange upon qualification.
This offering is being conducted
pursuant to an exemption from registration under Regulation A of the Securities Act of
1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives.



Risk Factors:



Contracted
Buy-Back:

An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under ?Risk Factors? in this offering circular before making an investment decision.

The company has arranged the buy-back of investor funds at an amount equal to two times
(2x) invested fund through year end 2025 by a public entity
(Entrex Carbon Market, Inc)
through an executed purchase/sale agreement.


RISK FACTORS

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company?s profitability. The demand for the Company?s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has limited operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

We are a development stage business and may be adversely affected managing the business and regulatory
challenges of the market sector.

The Company has limited capitalization and lacks sufficient working capital to execute its business plan, making it highly dependent on raising funds to grow and expand its operations. The ability to move forward with the Company's objectives, which include acquiring and managing mobile Bitcoin mining facilities powered by stranded natural gas wells, is contingent upon the success of this and other capital offerings. These offerings are crucial for funding the acquisition and deployment of these facilities, as well as for covering operational expenses. Should we fail to obtain sufficient working capital through this offering, the Company may be forced to abandon or significantly delay its business plan, including the deployment of these energy-efficient mining facilities.

The Company may need additional capital, which may not be available.

Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-
existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be
forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses,
potentially cease operations.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company?s management has broad discretion in how the Company use the net proceeds of an offering.

The Company?s management will have considerable discretion over t he use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion.
 There can be no assurance that it will
achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company?s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls.
It will also be required to expand its finance, administrative and operations staff. There can be no assurance that the Company?s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The
Company?s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.
The Company faces significant competition in the Bitcoin mining industry. We compete with other companies in the Bitcoin mining industry, many of which have access to cheaper energy sources or more advanced technology. If the market favors these competitors, we may experience reduced profitability, which could adversely affect our ability to continue operations.
The Company relies on partners and related entities for the
 acquisition and deployment of Bitcoin mining facilities.
If our partners or related entities encounter significant challenges or fail to fulfill their contractual obligations, our operations could be severely impacted. We depend on these partners to deliver fully operational mobile Bitcoin mining facilities. If a partner fails to meet its commitments, we may face delays, increased costs, or even the inability to deploy our mining facilities as planned, which could harm our business.
The Company relies on partners which may have conflicts of interest for the buy-back of securities associated wit this offering.
If our partners or related entities encounter significant challenges or fail to fulfill their contractual obligations, our operations could be severely impacted as could the buy-back of the securities offering in this document.
The Company?s operations are subject to the risks inherent in the establishment of a new business enterprise.
Our operations face typical startup risks, including the need to secure sufficient capital, effectively implement our business plan, and achieve revenue targets. The success of our Bitcoin mining operations is contingent upon these factors, and any setbacks could materially affect our ability to grow a nd sustain our business.
The Company?s growth relies on market acceptance of its mobile Bitcoin mining facilities.
While we believe there is significant demand for mobile Bitcoin mining facilities powered by stranded natural gas, there is no assurance of broad market acceptance. If the market does not embrace our solutions, or if competitors offer more attractive alternatives, our financial performance could suffer, and we may not be able to achieve our growth objectives.


Our business model is dependent on the profitability of our Bitcoin mining operations.
If the Bitcoin mining facilities we acquire and/or deploy do not generate the expected returns, our financial performance could be negatively impacted. Additionally, if the price of Bitcoin declines significantly, or if operational costs increase, our profitability may suffer. We rely on the successful operation and income generation of these facilities, and any failure in these areas could affect our ability to continue operations.
Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our President and Chief
Executive Officer, Stephen H. Watkins. If we lost the services of our key personnel, or if our executive officer or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

Our officers and directors may have conflicts of interest.

Our ability to execute our business plan and terms of this offering rely upon the continued service of our officers and
directors.   Some of these Officers and Directors may have conflicts
 of interest which may adversely affect our
business.   We cannot assure that we will be able to monitor and align interests of these parties which could
adversely affect our business and associated financial results and obligations.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team
members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our management has broad discretion and authority to manage the business and modify policies and strategies without prior notice or stockholder approval.

Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. Absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social, political and regulatory conditions.

We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

An unstable global economic, social and political environment may have a negative impact on demand for our
services, our business and our operations, including the U.S. economic environment. The regulatory environment is subject to political conditions and potential change is uncertain.
The economic, social and political environment has or may negatively impact, among other things:


?
current and future demand for our services;

?
price competition for our products and services.

RISKS RELATED TO THIS OFFERING

Risks Related to Organization and Structure under Tier 1 of Regulation A+.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of Shares will be sold in this offering. Investors? subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure you that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.



CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the ?Summary,? ?Risk Factors,? ?Business,? ?Management?s
Discussion and Analysis of Financial Condition and Results of Operations? and in other sections of this Offering
Circular. In some cases, you can identify these statements by forward-looking words such as ?may,? ?might,?
?should,? ?expect,? ?plan,? ?anticipate,? ?believe,? ?estimate,? ?predict,? ?potential? or ?continue,? and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under ?Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any f orward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot
guarantee future results, level of activity, performance, or a chievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:


?
our business? strategies and investment policies;


?
our business? financing plans and the availability of capital;


?
potential growth opportunities available to our business;


?
the risks associated with potential acquisitions by us;


?
the recruitment and retention of our officers and employees;


?
our expected levels of compensation;


?
the effects of competition on our business; and


?
the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

There will be dilution to any existing third-party investors in the Company as a result of this offering.


PLAN OF DISTRIBUTION

General
The Company is hereby offering for sale (the ?Offering?) shares of it
s common stock, no par value (?Shares?)
[quantity of shares to be determined at time of qualification of the
Reg A offering] for a purchase price per share [to
be determined at qualification of the Reg A offering], for a total offering amount of up to $19,999,999.
Minimum Amount for Offering
There is no minimum number of Shares that must be sold. Upon the close of the Offering, the Company may accept
subscriptions and add the subscription funds to the capital of the
 Company.
Minimum Amount Required to be Purchased by an Investor
The minimum number of Shares which must be purchased is ?TO BE DETERMINED?
 Shares for $19,999,999,
unless a lesser amount is approved for any investor by the Board of Directors of Company in its discretion (for executive officers and for others where special circumstances are involved). All of our Shares are being offered on a ?best efforts? basis under Regulation A+ of Section 3(b) of the Securities
Act of 1933, as amended, for Tier 1 offerings. The offering will terminate on the earlier of 12 months from the date
this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in
our sole discretion) or the date when all Shares have been sold.
..
USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $19,999,999 (minus expenses) if the entire offering is sold.

Offering proceeds shall be used to fund EPIC?s mining acquisition and projects.

EPIC?s Capital Requirements and Funding Structure

EPIC (Entrex Production and Installation Company) is focused on acquiring fully assembled and operational Bitcoin mining facilities from our development partners which are parked, under five year agreements, at stranded gas wells as a power source. To support these initiatives, EPIC has outlined a structured capital requirement plan to ensure the efficient deployment and scaling of its operations.

EPIC is seeking to raise funds directly through this offering once qualified and separately with institutional investors to support our development partners to and the deployment of mobile Bitcoin mining facilities. These facilities will be purchased based on their proven historical financial performance, which has been contractually agreed upon with three key development partners. As of 08-2024 three developers each has a letter of intent to build and deliver 100 mobile Bitcoin mining facilities through 12/31/2025.

Each Developer has agreed to provide 100 units each. Each facility, on average, is projected to produce:

			    	         Projected
	         300 Contracted Facility
				Individual Facilities
 Total Projected 2025 Acquisitions

       Revenue:	    $1,600,000
 $480,000,000
	          Net Income:	    $1,000,000
		  $300,000,000

Each Bitcoin mining facility is projected to generate approximately
 $1 million in net income annually which is expected to provide net income to the company immediately upon purchase.
 Once the cash flows are proven, by
third party entities, EPIC plans to purchase these facilities at a 4x mu ltiple of their annualized net income using the capital from the institutional warehouse line and/or this offering.

Pursuant to the ?Use of Funds? the company has arranged the buy-back of investor funds at an amount equal to two times (2x) invested fund through year end 2025 by a public entity
(Entrex Carbon Market, Inc) through an executed purchase/sale agreement.

The capital designated in this offering is anticipated to purchase up to approximately $5,000,000 in net income from
mobile data mining facilities prior to the Buy-Back.   The $5,000,000
in projected net income is expected to be distributed across a series of mobile data mining facilities scheduled for purchase in Q4 2024.  The following
represent the first four facilities:


      Facility 1: 	$105,000

	      Facility 2:	$200,363

	      Facility 3:	$449,000

	      Facility 4:	$105,000


EPIC?s mission and vision, and executed mobile mining facility purchases needs acquisition capital to purchase the contracted facilities. Based on the contracted individual sites, which are each projected to producing $1 million in proven historical net income or proportionally thereof, a total of $1.2 billion in total acquisition capital would be required.

These 300 sites represent a portion of the 1000 stranded wells the company has access. As the 300 wells start being acquired the company anticipates offering additional capital as needed for the remaining 700 available stranded gas wells available as contracted.

In addition to the Bitcoin mining income the company has engaged an ISO Auditor to audit each facility as it is
being developed to establish the carbon offsets created through the
 utilization of the stranded gas wells.      Each
facility is estimated to produce 2500 metric tonnes of carbon offsets but requires an on-site audit to determine exact
carbon offset production.   Any income from the monetization of these
 facilities? carbon offsets shall become
additional revenue to the company.

TERMS OF THE OFFERING

Class ?A? Common
Stock

We are offering shares of Class ?A? Common Stock [quantity and pricing to be determined at Reg A offering qualification].




Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately
$19,999,999 if all Shares are sold. We plan to use the majority of the net proceeds from this offering to fund the capital needs to acquire contracted mining operations from Developers
and to support key EPIC projects that are integral to our
 business strategy. Any remaining
funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital or other
corporate acquisition activities as determined by the Board of Directors.


 Liquidity

This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification.
 This offering is being conducted
pursuant to an exemption from registration under Regulation
A of the Securities Act of
1933, as amended. After qualification, we may apply for these qualified securities to be
eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our
business objectives. However, there is no guarantee that the Shares will be publicly listed or quoted, or that a market will develop for them.

Please review carefully ?Risk Factors? for more information.



Risk Factors



Contracted
Buy-Back:

An investment in the Shares involves certain risks. You should carefully consider the risks
above, as well as other risks described under ?Risk Factors?
 in this offering circular before
making an investment decision.

The company has arranged the buy-back of investor funds at an amount equal to two times
(2x) invested fund through year end 2025 by a public entity
(Entrex Carbon Market, Inc)
through an executed purchase/sale agreement


Subscription Period

The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares and Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement.
Completed and signed subscription documents shall be either mailed directly to the Company at Entrex Production and Installation Company, Inc., 150 E Palmetto Park Road, Suite 800, Boca Raton, FL 33432, or sent via electronic correspondence to SWatkins@entrexcarbonmarket.com. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this
 Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions; No Revocation

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares or Shares, as applicable, subscribed at closing.
Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

BUSINESS

Our Company

Issuer?s Business

The Entrex Production and Installation Company?s mission is to buy operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. EPIC's innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets.

Entrex Production and Installation Company, Inc.?s business model is to capitalize on the convergence of environmental sustainability and cryptocurrency mining.

EPIC?s strategy centers on purchasing fully assembled and
 operational Bitcoin mining facilities from development partners who handle the initial assembly and deployment. These facilities are strategically located at stranded natural gas wells, turning otherwise wasted energy into a valuable resource. This innovative approach not only addresses significant environmental concerns by reducing methane emissions and creating carbon offsets but also leverages these resources to generate substantial financial returns.

The primary revenue streams for EPIC come from the operation of these Bitcoin mining facilities, which are expected to generate returns. The Company is positioning itself as a leader in the integration of cryptocurrency mining with sustainable practices, aligning its business objectives with global trends towards environmental responsibility and financial innovation.


DESCRIPTION OF PROPERTY

We do not own any plants or facilities.   Each acquisition of
a mobile data mining facility will be titled pursuant to the mobile trailer in a United States State Department of Motor Vehicles as both the trailer and encumbrances.
Each title may be separately assigned to potential debt providers, if any, at the discretion of management.


MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are ?forward-looking statements.? You can identify forward-looking statements by the use of words such as ?expect,? ?anticipate,? ?estimate,? ?may,? ?will,? ?should,
? ?intend,? ?believe,? and similar expressions.
Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under ?Risk Factors.? We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.
 Please see ?Forward Looking Statements? at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.
Overview

Entrex Production and Installation Company, Inc. is a
 Boca Raton, FL-based company that operates to purchase operating Bitcoin mining facilities from third party developers after proving historical net income, and to monetize the resultant carbon offsets; if any.

Entrex Production and Installation Company, Inc.?s mission is to become a leader in the acquisition and management of Bitcoin mining operations. The company executes licenses with stranded gas well operators to install and subsequently acquire fully operational Bitcoin mining facilities located for up to five years on the licensed gas well?s properties.

Entrex has built a roster of world-class collaborators ensuring that both its Bitcoin mining projects meet the highest standards of compliance and sustainability. The company?s business model achieves capital efficiencies unavailable to competitors by purchasing proven bitcoin mining facilities from developers which are anticipated to generate carbon offsets and cryptocurrency revenues.

Revenue Recognition

The Company anticipates deriving its revenue primarily from acquiring and operating mobile Bitcoin mining facilities, leveraging stranded gas wells to power these operations.
 This innovative approach not only anticipates generating substantial financial returns but also produces compliance-grade carbon offsets. The company will manage its financials on a GAAP Work in Progress (WIP) basis and report via both WIP and Accrual methods to benefit management and shareholders.

Upon the successful completion of this offering, the company will obtain annual audits conducted by an accounting organization as directed by the Board of Directors. These audits will ensure the preparation of PCAOB-compliant statements if required.

Results of Operations for

Gross revenue:  The Company is pre-revenue

General and administrative:  The Company has not hired direct employees and uses the services of the Entrex
Carbon Market, Inc.

The table below sets forth line items from the Company?s unaudited Statements of Operations for 08-28-2024

Revenue:



Sales

$
-






Total revenue


-






Expenses:




General and administrative expense


0
)





Net income (loss) before income taxes


(0
)





Provision for income taxes


-

Net loss

$
(0
)





Net loss per common share - basic and diluted

$
(0.00
)
Weighted average shares outstanding - basic and diluted


(0.00
)

Liquidity and Capital Resources

As of this offering date we had cash of $0 and a line of credit from a Shareholder of $25,000. We used
approximately $0 in cash for operating activities and were provided $0 through financing activities.

Our management?s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board (?FASB?). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management?s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Equity-based compensation

None.


DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers.

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name

Age

Position
Term of Office
Stephen H. Watkins

62

President/Secretary
Since Inception
Tom Harblin

57

Director
Since Inception

Stephen H. Watkins:  is Managing Member and is the founding
 Chairman and CEO of various majority owned entities of the Entrex Holding Company (EHCo, LLC). Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion-dollar market cap companies.
Stephen authored the book Capital Can?t Fund What It Can?t Find.
In the past he wrote a syndicated bi-monthly finance column?read by over eight million national readers at its peak.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in ?Certain
Relationships and Related Transactions,? our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and
Principal
Position

Year
Ended

Salary
($)


Bonus
($)


Option
Awards
($)


Nonequity
Incentive Plan
Compensation
($)


Non-
Qualified
Deferred
Compensation
Earnings
($)


All Other
Compensation
($)


Total
($)

Stephen H.
Watkins, CEO

2023


           0



           0



           0



           0



           0



           0



           0

Tom Harblin

2023


0



0



0



0



0



0



0


*Compensation for operators and directors of the Company may be provided through agreements with affiliated entities. Directors and Officers may have additional performance-based quotas and compensation provided exclusively at the direction of the Managing Members.
Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting and/or expenses for the benefit of the company, decided exclusively by the CEO and/or Board of Directors.
Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. Compensation shall be accrued by the company and paid as available.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that Entrex shall indemnify the Director or Office who is a party to the agreement (an ?Indemnitee?), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders

The following table sets forth information as to the shares of
 Stock beneficially owned as of August 15, 2024 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Entrex Production and Installation Company, Inc.
Authorized and Issued Shares

Common Shares:

       Thomas Harblin						49,000 Shares
       Ubique Holdings, LP  					51,000 Shares
       Shares from this offering					pending



INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

SECURITIES BEING OFFERED

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Common shares are owned or controlled by founders of the Company.   T
here are no Preferred shareholders.

Common Class A stock consists of 1,000,000 shares of common stock, par value $0. As of the date of this Offering
Circular, there are 100,000 shares of our common stock outstanding and 1,000,000 shares authorized. The Company intends to file ongoing ?current information? as that term is defined by the Securities Act.

A share purchase agreement exists with Entrex Carbon Market, Inc which has the option to purchase the authorized and outstanding common shares of the company for consideration equal to 11.6x annualized historical net income prior to 12/31/2027 which can be extended by written agreement between parties.

Listing and Transfer Agent

The Company is presented not listed on any market. The transfer agent for our Shares is expected to be Pacific
Stock Transfer, Inc.

Limitations on Liability and Indemnification of Officers and Directors

Florda law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors? fiduciary duties as directors.
Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law. We are also expressly authorized to carry directors? and officers? insurance for our directors, officers, employees, and agents for some liabilities. We currently maintain directors? and officers? insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary, and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a
Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Stockholder?s particular circumstances or to Stockholders subject to special rules, including, without limitation:


?
A broker-dealer or a dealer in securities or currencies;


?
A Limited Liability Corporation;


?
A bank, thrift or other financial institution;


?
A regulated investment company or a real estate investment trust;


?
An insurance company;


?
A tax-exempt organization;


?
A person subject to the alternative minimum tax provisions of the Code;


?
A person holding the Shares or Redeemable Preferred Stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;


?
A partnership or other pass-through entity;


?
A person deemed to sell the Shares or Redeemable Preferred Stock under the constructive sale provisions of the Code;


?
A U.S. person whose ?functional currency? is not the U.S. dollar; or


?
A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares or Redeemable Preferred Stock in this offering for cash and that hold the Shares or Redeemable Preferred
 Stock as ?capital assets? within the meaning of
Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, ?U.S. Holder? means a beneficial owner of the Shares or Redeemable Preferred Stock this is, for U.S. federal income tax purposes:


?
an individual who is a citizen or resident of the U.S.;


?
a corporation (or other entity treated as a corporation for US.
Federal income tax purposes) created or
organized in or under the laws of the U.S., any state thereof or the District of Columbia;


?
an estate, the income of which is subject U.S. federal income tax regardless of its source; or


?
a trust (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S persons that have the authority to control all substantial decision of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares or Redeemable Preferred
Stock, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares or Redeemable Preferred Stock.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or Redeemable Preferred
Stock or that any such position would not be sustained.


ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Shares and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering
Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC?s Public Reference Room,
100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
 SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.


?
FINANCIALS

Entrex Production and Installation Company, Inc.

Balance Sheet



August 15,
2024

Assets



Current assets:



Line of Credit from Entrex Carbon Market, Inc

$
0

Prepaid services


0






Total assets

$
0






Liabilities and Shareholders? Deficit









Liabilities:




Note payable, related party

$
0






Total liabilities


0






Shareholders? deficit:




Common stock, no par value, 1,000,000 shares authorized, and 100,000 issued and outstanding at
Sept 15, 2024


-






Common stock to be issued


TBD






Deficit


0






Total shareholders? deficit


-

Total liabilities and shareholders? deficit

$
0




Entrex Production and Installation Company, Inc.
Statement of Operations



For the
period
from
Inception
through
August 15,
2024





Revenue:



Sales

$
-






Total revenue


-






Expenses:




General and administrative expense


0






Net income (loss) before income taxes


0






Provision for income taxes


-

Net loss

$
0






Net loss per common share - basic and diluted

$
0

Weighted average shares outstanding - basic and diluted


0












?
NOTE 1: BUSINESS

The Entrex Production and Installation Company?s mission is to buy operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. EPIC's innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements of Entrex Production and Installation Company, Inc. have been prepared by our external accountant and have been prepared in accordance with accounting principles generally accepted in the United States of America (?GAAP?) and the rules of the Securities and Exchange Commission (?SEC?). In the
opinion of management, the statements represent a fair presentation of financial position presented have been reflected herein.

Revenue Recognition
The Company had no revenue since incorporation August 15, 2024, Revenue shall commence upon the acquisition of the targeted data mining facilities.
The Company intends to derive its revenue primarily from the acquisition and operation of mobile Bitcoin mining facilities powered by stranded natural gas wells.
Effective December 31, 2023, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from
Contracts with Customers - Topic 606, along with all subsequent
 ASUs that modified ASC 606. The implementation of this new standard had no material impact on the measurement or recognition of revenue for the current or prior periods presented. Revenue generated from interest income, including facility fees, origination fees, and due diligence fees, are outside the scope of ASC 606. Contracts are valued at a fixed price at inception and do not include any variable consideration or financing components in our normal course of business. In applying judgment, the Company considers customer expectations of performance, materiality, and the core principles of Accounting
Standards Codification (?ASC?) Topic 606, Revenue from Contracts with Customers.
The Company recognizes revenue from participation fees under ASC 606. Revenue from participation fees is recognized at a point in time when the right to consideration becomes unconditional and the Company has no remaining performance obligations. Generally, the Company invoices customers for participation fees once these conditions are met.
Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which these differences are expected to affect taxable income. Deferred income taxes are also recognized for carryforward losses that can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized.
The Company evaluates its valuation allowance requirements based on projected future operations, including the expected performance of its mobile Bitcoin mining facilities.
 When circumstances change and lead to a shift in management?s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic earnings (loss) per common share is computed based on
 the weighted average number of shares of all classes of common stock outstanding during the period. Diluted earnings per common share is computed based on the weighted average number of common shares outstanding during the period increased, when applicable, by dilutive common stock equivalents. When the Company has a net loss, dilutive common stock equivalents are not included as they would be anti-dilutive

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2019, the FASB issued ASU 2019-12, Income Taxes
 (Topic 740): Simplifying the Accounting for
Income Taxes, which is part of the FASB?s initiative to
 reduce complexity in accounting standards. The ASU eliminates certain exceptions to the general principles of ASC 740, Income Taxes, and simplifies income tax accounting in several areas. The standard is effective for fiscal periods beginning after December 15, 2020, with early adoption permitted. The Company adopted this ASU as of December 31, 2023

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: SUSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through as/of inception of the company August
15, 2024.

The company is not aware of any events or transactions that would impact the financial statements.

NOTE 4: LIQUIDITY AND GOING CONCERN

The Company has established the company for the benefit of potential investors with the intent to purchase the historically producing data mining facilities.

NOTE 5: REPURCHASE NOTE

As of Founding, the Company entered into an agreement with Entrex Carbon Market, Inc to acquire the net income of the company for an amount equal to 11.6x net income for consideration.

Legal Proceedings

The Company is not presently a party to any legal proceedings.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on August 28, 2024.


Entrex Production and Installation
Company, Inc.




By:
/s/   SWatkins/CEO